SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                  FORM 8-A12B/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  FRED'S, INC.
             (Exact Name of Registrant as Specified in Its Charter)

Tennessee                                                             62-0634010
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

4300 New Getwell Road, Memphis, Tennessee                                  38118
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(Address of Principal Executive Offices)                              (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), please check the following box. [X]


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
001-14565 (If applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                               Name of Each Exchange on Which
to be so Registered                               Each Class is to be Registered
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Preferred Share Purchase Rights                   Nasdaq Stock Market
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Securities to be registered pursuant to Section 12(g) of the Act:

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                                (Title of Class)

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                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

          The  description  of   registrant's   securities  is  incorporated  by
     reference to Item 1 of our Registration on Form 8-A filed on October 21, 1998.

Item 2. Exhibits.

     1. Rights Agreement, dated as of October 9, 1998, between Fred's, Inc. and Union Planters Bank, N.A., including the form of Right Certificate and related form of Election to Purchase as Exhibit A and the Summary of Rights to Purchase Preferred Shares as Exhibit B. (Incorporated by reference to Exhibit 1 of our Registration on Form 8-A filed on October 21, 1998.)

     2. Certificate of Designations of the rights and privileges of the shares of junior participating preferred stock created on October 9, 1998. (Incorporated by reference to Exhibit 2 of our Registration on Form 8-A filed on October 21, 1998.)

     3. Articles of Amendment to the Charter of Fred's, Inc. filed with the Secretary of State of Tennessee on September 20, 2001. (Incorporated by reference to Exhibit 3.3 of Amendment No. 1 to our Registration Statement on Form S-3 filed on September 10, 2001.)

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                FRED'S, INC.
                                                ------------
                                                (Registrant)



Date: September 20,2001                      By: /s/Jerry A. Shore
     -------------------------------            --------------------------------
                                                Jerry A.Shore
                                                Executive Vice President and
                                                Chief Financial Officer